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                                                                  Exhibit 10.36







                             TC PIPELINES GP, INC.

                         DIRECTORS' COMPENSATION PLAN
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                            TC PIPELINES GP, INC.
                         DIRECTORS' COMPENSATION PLAN

                               TABLE OF CONTENTS

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                                                         PAGE
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SECTION 1.  DEFINITIONS                                     1

SECTION 2.  ADMINISTRATION                                  2

SECTION 3.  PARTICIPANTS                                    2

SECTION 4.  UNIT COMPENSATION                               3

SECTION 5.  GENERAL PROVISIONS                              3
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                               TC PIPELINES GP, INC.
                            DIRECTORS' COMPENSATION PLAN

                                       PREAMBLE

     WHEREAS, TC PipeLines GP, Inc. (the "Company") desires to adopt the TC PipeLines GP, Inc. Directors' Compensation Plan (the "Plan") in order to promote the interests of the Company, which is the general partner of TC PipeLines, LP (the "MLP"), by aligning the interests of Directors (as defined below) with the interests of the unitholders of the MLP by increasing their equity interests in the MLP;

     NOW, THEREFORE, the Company hereby adopts the Plan as set forth herein, effective as of July 19, 1999.


                                     SECTION 1.

                                    DEFINITIONS

     For purposes of the Plan, the following terms shall have the meanings indicated:

     1.1  BOARD means the Board of Directors of the Company.

     1.2  COMMON UNIT means a common unit of the MLP.

     1.3 COMPENSATION means the portion of a Director's annual retainer that is payable on the applicable date.

     1.4 DIRECTOR means a member of the Board who is not also an employee of the Company or an affiliate thereof.


                                       1
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     1.5  FAIR MARKET VALUE means, as applied to a specific date, the closing sale price of a Common Unit on the immediately preceding date as reported by THE WALL STREET JOURNAL for such date or, if no Common Units were traded on such date, on the next preceding date on which Common Units were so traded.


                                      SECTION 2.

                                    ADMINISTRATION

     2.1 ADMINISTRATION. The Plan shall be administered by the Board. The Board shall have the complete authority and power to interpret the Plan, prescribe, amend and rescind rules relating to its administration, determine a Participant's right to a payment and the amount of such payment, and to take all other actions necessary or desirable for the administration of the Plan. All actions and decisions of the Board shall be final and binding upon all persons.


                                   SECTION 3.

                                  PARTICIPANTS

     3.1  PARTICIPANTS.  Each Director shall be a Participant.


                                       2
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                                   SECTION 4.

                                UNIT COMPENSATION

     4.1 UNIT COMPENSATION. On the date that Compensation would otherwise be paid to a Director in cash, such Director shall receive 50% of such Compensation in Common Units. The number of Common Units to be paid to a Director shall be determined by dividing 50% of the Director's Compensation to be paid on such date by the Fair Market Value of a Common Unit on the applicable date, with any fractional unit paid in cash. Payment in Common Units may only be made by the Company with Common Units acquired in the open market, from another person, or units already owned by the Company, or any combination of the same. In no event, however, shall the Company acquire newly issued Common Units from the MLP to pay Compensation under this Plan.


                                      SECTION 5.

                                 GENERAL PROVISIONS

     5.1 TERMINATION AND AMENDMENT. The Board may from time to time amend, suspend or terminate the Plan, in whole or in part.

     5.2  COMPLIANCE WITH SECURITIES LAWS.  It is the intention of the
Company that, so long as any of the MLP's equity securities are registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, this Plan shall be operated in compliance with Section 16(b) thereof.

     5.3 APPLICABLE LAW. The Plan shall be construed and governed in accordance with the laws of the State of Delaware.


                                       3